EXHIBIT 99.1                                          FEDERAL INSURANCE COMPANY


                                                      Endorsement No. 4
                                                      Bond Number: 81899936


NAME OF ASSURED: JNL SERIES TRUST


                           REVISE ITEM 2.. ENDORSEMENT


It is agreed that this Bond is amended by deleting ITEM 2. in its entirety on the DECLARATIONS and substituting the following:


ITEM 2. LIMITS OF LIABILITY-DEDUCTIBLE AMOUNTS:


If "Not Covered" is inserted below opposite any specified INSURING CLAUSE, such INSURING CLAUSE and any other reference to such INSURING CLAUSE in this Bond shall be deemed to be deleted. THERE SHALL BE NO DEDUCTIBLE APPLICABLE TO ANY LOSS UNDER INSURING CLAUSE 1 SUSTAINED BY ANY INVESTMENT COMPANY.

                                                 SINGLE LOSS          DEDUCTIBLE
INSURING CLAUSE                                  LIMIT OF LIABILITY     AMOUNT
---------------                                  ------------------   ----------
1.  Employee                                      $ 7,000,000          $ 25,000
2.  On Premises                                   $ 7,000,000          $ 25,000
3.  In Transit                                    $ 7,000,000          $ 25,000
4.  Forgery or Alteration                         $ 7,000,000          $ 25,000
5.  Extended Forgery                              $ 7,000,000          $ 25,000
6.  Counterfeit Currency                          $ 7,000,000          $ 25,000
7.  Threats to Person                             $ 7,000,000          $ 25,000
8.  Computer System                               $ 7,000,000          $ 25,000
9.  Voice Initiated Funds Transfer Instruction    $ 7,000,000          $ 25,000
10. Uncollectible Items of Deposit                $ 7,000,000          $ None
11. Audit Expense                                 $ 25,000             $ None

This Endorsement applies to loss discovered after 12:01 a.m. on January 1, 2007.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: February 21, 2007

ICAP Bond
Form 17-02-1582 (Ed. 5-98) Page 1